JPMorgan Chase & Co.

383 Madison Avenue, New York, NY 10017-2070

NYSE symbol: JPM

www.jpmorganchase.com

News release: Immediate Release

J.P. Morgan Real Estate Income Trust, Inc. Expands Portfolio with Acquisitions of Two Attainable Housing Assets

NEW YORK, March 26, 2025 – J.P. Morgan Real Estate Income Trust, Inc. (JPMREIT) announced today the acquisition of two residential assets: The Preserve at Pine Valley in Wilmington, NC and Bass Lofts in Atlanta, GA. These strategic acquisitions underscore JPMREIT's commitment to expanding its portfolio of high-quality, attainable housing assets in high-growth markets.

The Preserve at Pine Valley

The Preserve at Pine Valley, a 219-unit, Class-B housing community, was acquired in a 90/10 joint venture partnership with Ginkgo Residential, a Charlotte-based owner and operator focused on workforce housing. Situated in central Wilmington, the property offers residents convenient access to Downtown Wilmington, Wrightsville Beach, and the Novant Regional Medical Center. The property is ideally positioned to benefit from Wilmington's robust economic and demographic growth, which, to date, has resulted in a 70% cumulative increase in population since 2000. The total purchase price was $32.1 million, exclusive of closing costs.

Bass Lofts

Bass Lofts is a 133-unit, adaptive reuse, Class-A multifamily property located in the intown neighborhood of Little Five Points in Atlanta, GA. This unique asset offers a prime location with easy access to Downtown Atlanta, Midtown, and Buckhead, as well as major highways. Originally constructed in 1923 as a school, Bass Lofts is currently 96% leased, reflecting strong demand for quality housing in the area. The total purchase price was $34.8 million, exclusive of closing costs.

The residential sector is one of J.P. Morgan Asset Management's high-conviction investing themes, driven by the resilience of and strong demand for housing. The 2021 pricing bubble motivated developers to introduce new supply, which softened rents despite growing wages and strong apartment absorption. Wilmington and Atlanta are examples of markets where new supply has peaked, and rents are now firming. These JPMREIT acquisitions will benefit from a recovery in rental rates across their submarkets.

"These acquisitions underscore our confidence in the residential sector and our belief in the continued growth and resilience of the housing market. As we navigate an environment where homeownership remains significantly more costly than renting, we see a sustained demand for rental properties,” Chad Tredway, CEO and Chairperson of JPMREIT.

Doug Schwartz, Co-President of JPMREIT, added, "The Sunbelt region is experiencing declining supply amidst continued population and wage growth, making it a focal point for our investment strategy. At

Press Contact: JPM: Jamie Braverman jamie.braverman@jpmchase.com

JPMorgan Chase & Co.

383 Madison Avenue, New York, NY 10017-2070

NYSE symbol: JPM

www.jpmorganchase.com

News release: Immediate Release

JPMREIT, we are committed to leveraging these trends by tactically investing in assets where we can create value and in locations where economic and population growth are creating opportunities.”

These acquisitions mark JPMREIT’s 5th and 6th investments in the residential sector, expanding its total portfolio to 12 investments. For more information about this investment and other JPMREIT properties, please visit the Portfolio page on its website.

About JPMREIT

JPMREIT leverages J.P. Morgan Asset Management’s more than 60 years of real estate investment experience and invests in stabilized, income-producing assets and development positioned to benefit from the way people live, work and consume in the new economy. JPMREIT is externally advised and sponsored by J.P. Morgan Investment Management Inc.

Forward-Looking Statements. This press release contains forward-looking statements about the business of JPMREIT and the residential housing sector within the real estate market. These forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “continue,” “may,” “will,” “should,” “anticipate,” “intend" or other similar words or the negatives thereof. These may include statements about plans, objectives, intentions and expectations with respect to JPMREIT’s real estate investments and expected real estate acquisitions. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in JPMREIT’s annual report for the most recent fiscal year, and any such updated factors included in JPMREIT’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in JPMREIT’s public filings. Except as otherwise required by federal securities laws, JPMREIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

About J.P. Morgan Asset Management

J.P. Morgan Asset Management is a global leader in alternatives, with over 60 years of experience managing alternative investments, including real estate, private equity, private credit, liquid alternative products, infrastructure, transport, hedge funds, and forestry. As of December 31, 2024, J.P. Morgan oversees more than $400 billion in alternative assets.

Press Contact: JPM: Jamie Braverman jamie.braverman@jpmchase.com

JPMorgan Chase & Co.

383 Madison Avenue, New York, NY 10017-2070

NYSE symbol: JPM

www.jpmorganchase.com

News release: Immediate Release

With $3.6 trillion in assets under management as of December 31, 2024, J.P. Morgan Asset Management serves institutions, retail investors, and high-net-worth individuals across every major market globally. The firm offers comprehensive investment management services in equities, fixed income, alternatives, and liquidity.

For more information, visit www.jpmorgan.com/am.

JPMorgan Chase & Co. (NYSE: JPM) is a leading financial services firm based in the United States of America (“U.S.”), with operations worldwide. JPMorganChase had $4.0 trillion in assets and $345 billion in stockholders’ equity as of December 31, 2024. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, the Firm serves millions of customers in the U.S., and many of the world’s most prominent corporate, institutional and government clients globally. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

Press Contact: JPM: Jamie Braverman jamie.braverman@jpmchase.com